Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NewLink Genetics Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

 /s/KPMG LLP

Des Moines, Iowa
December 27, 2012